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                                                                    EXHIBIT 99.3


STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002

I, Greg Smith, the President and Chief Operating Officer, acting as Chief Executive Officer of Ford Motor Credit Company (the "Ford Credit"), hereby certify that:

          1. Ford Credit's quarterly report on Form 10-Q for the quarter ended June 30, 2002 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ford Credit.



                              /s/ Greg C. Smith
                              -------------------------------
                              Greg C. Smith
                              President and Chief Operating Officer,
                              acting as Chief Executive Officer

Dated: August 12, 2002



                                     99.3-1